Exhibit 16.1


Letter of Dischino & Associates, PC regarding disclosures of Registrant regarding changes in accountants pursuant to Item 304(a)(3) of Regulation S-B.

The letter was unavailable at the time of filing and will be filed upon receipt with ten business days.